EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-84202) pertaining to the Herman Miller, Inc. Profit Sharing and 401(k) Plan of our report dated November 21, 2006, with respect to the financial statements and schedules of the Herman Miller, Inc. Profit Sharing and 401(k) Plan included in this Annual Report (Form 11-K) for the fiscal year ended June 3, 2006.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
November 21, 2006